UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014

VAPORIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55132	45-5215796
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4400 Biscayne Boulevard

Miami, FL 33137

(Address of Principal Executive Office) (Zip Code)

(305) 576-9298

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Effective January 24, 2014, Vaporin, Inc., a Delaware corporation (the “Company”), and Vaporin Florida, Inc., a Florida corporation (“Vaporin Florida”), closed on a Share Exchange Agreement (the “Agreement”) pursuant to which Vaporin Florida became a wholly-owned subsidiary of the Company. The closing of the Agreement and the completion of the transactions described therein was previously reported in the Company’s Current Report on Form 8-K (the “Initial 8-K”), filed with the SEC on January 29, 2014.

This Amendment No. 1 on Form 8-K/A amends the Initial 8-K to include the financial information referred to in Item 9.01(a) and (b), below, relating to the Agreement. Pursuant to the instructions to Item 9.01 of Form 8-K, the Company hereby amends Item 9.01 of the Initial 8-K to include previously omitted financial statements and pro forma financial information. The information previously reported in the Initial 8-K is hereby incorporated by reference into this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Audited financial statements of Vaporin Florida for the year ended December 31, 2013 and the period from December 10, 2012 (inception) to December 31, 2013 are included below.

(b) Pro Forma financial information.

Unaudited combined pro forma statements of operations for the years ended December 31, 2013 and 2012 are included below.

(c) Not applicable.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Exhibit
99.1	Audited financial statements of Vaporin Florida for the year ended December 31, 2013 and the period from December 10, 2012 (inception) to December 31, 2013.

99.2	Unaudited combined pro forma statements of operations for the years ended December 31, 2013 and 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPORIN, INC.

Date: April 8, 2014	By:	/s/ Scott Frohman
	Name:	Scott Frohman
	Title:	Chief Executive Officer